Exhibit 99.1

TALMER BANCORP, INC. AND FIRST OF HURON CORP. MERGER RECEIVES ALL REGULATORY APPROVALS FOR COMPLETION

TROY, Mich., January 7, 2015 /PRNewswire/ — Talmer Bancorp, Inc. (“Talmer”) (Nasdaq: TLMR) and First of Huron Corp. today jointly announced that the companies expect the previously announced merger transaction will close on February 6, 2015, subject to satisfaction of the remaining closing conditions set forth in the merger agreement.  First of Huron Corp. shareholders previously approved the merger in December 2014.  All required regulatory approvals for the merger of First of Huron Corp. with and into Talmer have been received.

About Talmer Bancorp, Inc.

Headquartered in Troy, Michigan, Talmer Bancorp, Inc. is the holding company for Talmer Bank and Trust and Talmer West Bank.  These banks, operating through branches and lending offices in Michigan, Ohio, Indiana, Maryland, Nevada and Illinois, offer a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals.

About First of Huron Corporation

First of Huron Corp. headquartered in Bad Axe, Michigan is the holding company for Signature Bank.  The bank has 8 branches serving Michigan’s Lower Peninsula “Thumb Region”.

Forward-Looking Information

Some of the statements in this joint press release of Talmer Bancorp, Inc. and First of Huron Corp. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected timing of the completion of the merger.  These forward looking statements are subject to risks, uncertainties and other factors, such as the inability to meet certain closing terms and conditions,  as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in Talmer Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Neither Talmer Bancorp, Inc. nor First of Huron Corp. undertakes any duty to update any forward-looking statement made herein.

FOR MORE INFORMATION CONTACT:

Dennis Klaeser, Chief Financial Officer — Talmer Bancorp, Inc., (248) 649-2301

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